UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 19, 2021
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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MT		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59116-0918
(Address of principal executive offices)			(zip code)

(406)	255-5390
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, no par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Explanatory Note
This Amendment No. 1 to Current Report on Form 8-K/A is being filed with the Securities and Exchange Commission (the “Commission”) solely to include the updated annual base salary for Mr. Riley from what was included in Item 5.02 of the original Current Report on Form 8-K filed by the Registrant with the Commission on August 20, 2021. No other changes, other than minor conforming changes for this filing, were made to the original Form 8-K or its exhibits, which were accurate and complete in all respects as originally filed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On August 19, 2021, First Interstate BancSystem, Inc. (the “Company”) and its wholly owned subsidiary First Interstate Bank (the “Bank”) entered into employment agreements with each of Kevin P. Riley, President and Chief Executive Officer of the Company and the Bank, Marcy D. Mutch, Executive Vice President and Chief Financial Officer of the Company and the Bank, Jodi Delahunt Hubbell, Executive Vice President and Chief Operating Officer of the Company and the Bank, and Russell A. Lee, Executive Vice President and Chief Banking Officer of the Company and the Bank (collectively, the “Employment Agreements”).
The Employment Agreements have an initial term of one year. After the initial term, the terms of the Employment Agreements will automatically be extended for an additional year and on each subsequent anniversary thereafter, so that the remaining term will be one year, unless a notice is provided at least 90 days prior to the then term end to the executive that the agreement will not renew or is otherwise terminated under the agreement. The employment agreements extend for an additional 12 month period automatically following a Change in Control transaction as defined in the Employment Agreements. Under the Employment Agreements, the current annual base salary for Mr. Riley, Ms. Mutch, Ms. Delahunt Hubbell, and Mr. Lee is $870,975, $467,250, $446,119, and $367,200, respectively. Base salary will be reviewed at least annually to determine whether an increase is appropriate.
Under the Employment Agreements, if the Company or the Bank terminates the executive’s employment for “cause,” as such term is defined in the Employment Agreements, the executive will not receive any compensation or benefits after the termination date. If the Company or the Bank terminates the executive’s employment without cause or if the executive terminates employment for “good reason,” as such term is defined in the Employment Agreements, the Company or the Bank will pay the executive an amount equal to one times (two times for Mr. Riley) the executive’s base salary plus one times (two times for Mr. Riley) the average of the annual incentive compensation paid to the executive during each of the three years immediately prior to the year in which the termination of employment occurs, with such amount payable over twelve (12) months (eighteen (18) months for Mr. Riley). In addition, the Bank will provide continued insurance coverage for up to twelve (12) months (twenty-four (24) months for Mr. Riley).
If the executive’s employment is terminated or if the executive voluntarily terminates employment during the term of the Employment Agreements for “good reason” during the term of the Employment Agreements within six months preceding or within eighteen (18) months following a Change in Control,” the executive will receive an amount equal to two times (three times for Mr. Riley) the executive’s base salary, plus two times (three times for Mr. Riley) the annual cash incentive at “target” (as defined in the annual cash incentive plan) in effect for the executive in the year in which the change in control occurs, plus a pro-rata portion of the executive’s target bonus for the calendar year in the year in which the termination of employment occurs, with such amount payable over twelve (12) months (eighteen (18) months for Mr. Riley). In addition, the Bank will provide continued insurance coverage for up to twenty-four (24) months.
If the severance benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, such payment shall either be reduced so that it will not constitute an excess parachute payment, or paid in full, depending on which payment would result in the executive receiving the greatest after-tax payment. In case of the latter, the executive would be liable for any excise tax owed.
The Employment Agreements for Ms. Mutch and Ms. Delahunt Hubbell contain twelve (12) month, for Mr. Riley contain eighteen (18) month, and for Mr. Lee contain twenty-four (24) month non-competition and non-solicitation restrictions following termination of the executive’s employment. Mr. Lee's Employment Agreement also provides for a part-time consulting arrangement with the Bank, for a monthly fee of approximately $15,000, commencing on the first business day following his termination of employment and continuing for a period of up to two years.
The foregoing description of the Employment Agreements does not purport to be complete and it is qualified in its entirety by reference to copies of the Employment Agreements that are included as Exhibits 10.1 through 10.4 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibit Number	Description

	10.1*	Employment Agreement by and between Kevin P. Riley, First Interstate BancSystem, Inc. and First Interstate Bank, effective August 19, 2021.

	10.2*	Employment Agreement by and between Marcy D. Mutch, First Interstate BancSystem, Inc. and First Interstate Bank, effective August 19, 2021.

	10.3*	Employment Agreement by and between Jodi Delahunt Hubbell, First Interstate BancSystem, Inc. and First Interstate Bank, effective August 19, 2021.

	10.4*	Employment Agreement by and between Russell A. Lee, First Interstate BancSystem, Inc. and First Interstate Bank, effective August 19, 2021.

	104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*Previously filed with the original Form 8-K and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 23, 2021

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ Kevin P. Riley
Kevin P. Riley
President and Chief Executive Officer